Exhibit  16.1
-------------


                                                       [LOGO]
                                                            ANDERSEN


April 8, 2002                                               Arthur  Andersen LLP

Office of the Chief Accountant                              Suite  1500
Securities and Exchange Commission                          100 Chestnut Street
450 Fifth Street, N.W.                                      Rochester, NY  14604
Washington, D.C. 20549
                                                            Tel  716 399 2800
Dear Sir/Madam:                                             www.andersen.com

We have read the first five paragraphs of Item 4 included in the Form 8-K dated April 4, 2002 of Constellation Brands, Inc. (the Company) to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein, with the exception of the reference to the approval by the Company's Board of Directors and its Audit Committee's recommendation to appoint KPMG LLP as the Company's independent public accountants, of which we have no knowledge.

Very  truly  yours,

/s/  Arthur  Andersen  LLP

Copy  to:  Mr.  Thomas  S.  Summer
           Executive  Vice  President  and
           Chief  Financial  Officer
           Constellation  Brands,  Inc.
           300  WillowBrook  Office  Park
           Fairport,  New  York  14450